UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

June 1, 2007
Date of Report (date of earliest event reported)

ACTUATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 837-2000
(Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2007, Actuate Corporation (the “Corporation”) entered into sublease agreements with Oracle Corporation (the “Subleases”) for approximately 83,212 square feet of office space (the “Subleased Premises”) in the Bridgepointe Campus in San Mateo, California (the “Campus“). The Corporation will vacate its current corporate headquarters located at 701 Gateway Boulevard, South San Francisco, California and use the Subleased Premises as its corporate headquarters.

The Sublease terms (“Terms”) subject to certain conditions, start on the earlier of (i) August 1, 2007 and (ii) the date that any portion of the Subleased Premises is occupied by the Corporation. The Terms end July 31, 2012.

The Subleases provide the Corporation with a rent holiday during the Terms through March 15, 2008. During the rent holiday the Corporation will be required to pay its proportionate share of operating expenses and taxes associated with the Campus.

Base rent for the Subleased Premises will be as follows, net of costs and property taxes associated with the operation and maintenance of the Subleased Premises.

Period	Monthly Base Rent

March 15, 2008 - March 14, 2009	$125,829.80
March 15, 2009 - March 14, 2010	$129,872.32
March 15, 2010 - March 14, 2011	$133,914.84
March 15, 2011 - March 14, 2012	$137,957.36
March 15, 2012 - July 31, 2012	$141,999.88

The above description of the Subleases does not purport to be complete and is qualified in its entirety by reference to the Subleases, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

 (c) Exhibits.

99.1 Sublease Agreements, dated June 1, 2007, by and between Actuate Corporation and Oracle Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION
(Registrant)

Date: June 5, 2007	By:	/s/

Daniel A. Gaudreau
Chief Financial Officer and Senior Vice President, Operations